UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Appointment of Senior Vice President, Finance

On May 15, 2017, Susan Etzel resigned from her position as Chief Financial Officer of Catasys, Inc. (the “Company”), effective immediately. The Company’s Board of Directors accepted Ms. Etzel’s resignation and appointed her as the Company’s Senior Vice President, Finance, effective immediately.

Appointment of Chief Financial Officer

On May 16, 2017, the Company announced that Christopher Shirley would replace Ms. Etzel as the Company’s Chief Financial Officer, and on such date, the Company and Mr. Shirley entered into an employment agreement (the “Shirley Agreement”) providing, among other things, that (i) his annual base salary will be $285,000, (ii) he will receive a targeted cash bonus of 40% of his base salary, which bonus shall be subject to the Company’s discretion, and (iii) the initial length of the Shirley Agreement shall be two years unless terminated earlier according to its terms.

The foregoing description of the Shirley Agreement is qualified in its entirety by the Shirley Agreement, which is filed as Exhibit 10.1 on this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Shirley, age 41, joins the Company with approximately 20 years of finance experience, including senior leadership roles at healthcare technology and big data companies.  Most recently, Mr. Shirley served as the Chief Financial Officer of Sentient Science Corporation from September 2016 until February 2017. Previously, as CFO of GE Intelligent Platforms from March 2015 until September 2016, he led the finance function during a period of rapid expansion.  Prior to joining GE Digital, from March 2014 until March 2015, Mr. Shirley was the Financial Integration Leader for GE Healthcare, where he led the financial integration and delivery of deal model expectations following its acquisition of API Healthcare. Before his role as Financial Integration Leader for GE Healthcare, Mr. Shirley served as Global Finance Manager of GE Healthcare beginning in June 2011.

 Item 9.01.     Financial Statements and Exhibits.

10.1	Employment Agreement between Catasys, Inc. and Christopher Shirley, dated as of May 16, 2017

99.1	Press release of Catasys, Inc., issued on May 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: May 16, 2017	By:	/s/ Richard A. Anderson
Richard A. Anderson
Director, President and Chief Operating Officer